Exhibit 10.1

FORM OF

RECEIVABLES SALE AGREEMENT

dated as of [            ], 20[    ]

between

THE HUNTINGTON NATIONAL BANK

and

HUNTINGTON FUNDING, LLC

i

THIS RECEIVABLES SALE AGREEMENT is made and entered into as of [            ], 20[    ] (as amended, restated, supplemented or otherwise modified and in effect from time to time, this “Agreement”) by THE HUNTINGTON NATIONAL BANK, a national banking association (the “Bank”), and HUNTINGTON FUNDING, LLC, a Delaware limited liability company (the “Depositor”).

WITNESSETH:

WHEREAS, the Depositor desires to purchase from the Bank a portfolio of motor vehicle receivables, including motor vehicle retail installment sale contracts and/or installment loans that are secured by new and used automobiles, light-duty trucks and vans; and

WHEREAS, the Bank is willing to sell such portfolio of motor vehicle receivables and related property to the Depositor on the terms and conditions set forth in this Agreement.

NOW, THEREFORE, in consideration of the premises and the mutual agreements set forth herein, the parties hereto agree as follows:

ARTICLE I

DEFINITIONS AND USAGE

SECTION 1.1 Definitions. Except as otherwise defined herein or as the context may otherwise require, capitalized terms used but not otherwise defined herein are defined in Appendix A to the Sale Agreement, dated as of the date hereof (as from time to time amended, supplemented or otherwise modified and in effect, the “Sale Agreement”), between Huntington Auto Trust 20[    ]-[    ] and the Depositor, which contains rules as to usage that are applicable herein.

SECTION 1.2 Other Interpretive Provisions. For purposes of this Agreement, unless the context otherwise requires: (a) accounting terms not otherwise defined in this Agreement, and accounting terms partly defined in this Agreement to the extent not defined, shall have the respective meanings given to them under GAAP (provided, that, to the extent that the definitions in this Agreement and GAAP conflict, the definitions in this Agreement shall control); (b) terms defined in Article 9 of the UCC as in effect in the relevant jurisdiction and not otherwise defined in this Agreement are used as defined in that Article; (c) the words “hereof,” “herein” and “hereunder” and words of similar import refer to this Agreement as a whole and not to any particular provision of this Agreement; (d) references to any Article, Section, Schedule, Appendix or Exhibit are references to Articles, Sections, Schedules, Appendices and Exhibits in or to this Agreement and references to any paragraph, subsection, clause or other subdivision within any Section or definition refer to such paragraph, subsection, clause or other subdivision of such Section or definition; (e) the term “including” and all variations thereof means “including without limitation”; (f) except as otherwise expressly provided herein, references to any law or regulation refer to that law or regulation as amended from time to time and include any successor law or regulation; (g) references to any Person include that Person’s successors and assigns and (h) headings are for purposes of reference only and shall not otherwise affect the meaning or interpretation of any provision hereof.

Receivables Sale Agreement

ARTICLE II

PURCHASE

SECTION 2.1 Agreement to Sell on the Closing Date. On the terms and subject to the conditions set forth in this Agreement, the Bank does hereby transfer, assign, set over, sell and otherwise convey to the Depositor without recourse (subject to the obligations herein) on the Closing Date all of its right, title, interest, claims and demands in, to and under the Receivables, the Collections after the Cut-Off Date, the Receivable Files and the Related Security relating thereto, whether now owned or hereafter acquired, as evidenced by an assignment in the form of Exhibit A (“Assignment”) delivered on the Closing Date (the “Purchased Assets”). The sale, transfer, assignment and conveyance made hereunder does not constitute and is not intended to result in an assumption by the Depositor of any obligation of the Bank to the Obligors, the Dealers, insurers or any other Person in connection with the Receivables or the other assets and properties conveyed hereunder or any agreement, document or instrument related thereto.

SECTION 2.2 Consideration and Payment. The purchase price for the sale of the Purchased Assets sold to the Depositor on the Closing Date shall equal the estimated fair market value of the Purchased Assets. Such purchase price shall be paid in cash to the Bank in an amount agreed to between the Bank and the Depositor.

ARTICLE III

REPRESENTATIONS, WARRANTIES AND COVENANTS

SECTION 3.1 Representations and Warranties of the Bank. The Bank makes the following representations and warranties as of the Closing Date on which the Depositor will be deemed to have relied in acquiring the Purchased Assets. The representations and warranties will survive the conveyance of the Purchased Assets to the Depositor pursuant to this Agreement, the conveyance of the Purchased Assets by the Depositor to the Issuer pursuant to the Sale Agreement and the Grant thereof by the Issuer to the Indenture Trustee pursuant to the Indenture:

(a) Existence and Power. The Bank is a national banking association validly subsisting under the laws of the United States of America and has, in all material respects, all power and authority to carry on its business as it is now conducted. The Bank has obtained all necessary licenses and approvals in each jurisdiction where the failure to do so would materially and adversely affect the ability of the Bank to perform its obligations under the Transaction Documents or affect the enforceability or collectibility of the Receivables or any other part of the Purchased Assets.

(b) Authorization and No Contravention. The execution, delivery and performance by the Bank of the Transaction Documents to which it is a party (i) have been duly authorized by all necessary action on the part of the Bank and (ii) do not contravene or constitute a default under (A) any applicable order, law, rule or regulation, (B) its organizational documents or (C) any material agreement, contract, order or other instrument to which it is a party or its property is subject (other than violations which do not affect the legality, validity or enforceability of any of

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such agreements and which, individually or in the aggregate, would not materially and adversely affect the transactions contemplated by, or the Bank’s ability to perform its obligations under, the Transaction Documents).

(c) No Consent Required. No approval or authorization by, or filing with, any Governmental Authority is required in connection with the execution, delivery and performance by the Bank of any Transaction Document other than (i) UCC filings, (ii) approvals and authorizations that have previously been obtained and filings that have previously been made and (iii) approvals, authorizations or filings which, if not obtained or made, would not have a material adverse effect on the enforceability or collectibility of the Receivables or any other part of the Purchased Assets or would not materially and adversely affect the ability of the Bank to perform its obligations under the Transaction Documents.

(d) Binding Effect. Each Transaction Document to which the Bank is a party constitutes the legal, valid and binding obligation of the Bank enforceable against the Bank in accordance with its terms, except as such enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium, receivership, conservatorship or other similar laws affecting the enforcement of creditors’ rights generally and, if applicable, the rights of creditors of corporations from time to time in effect or by general principles of equity.

(e) No Proceedings. There are no Proceedings pending or, to the knowledge of the Bank, threatened against the Bank before or by any Governmental Authority that (i) assert the invalidity or unenforceability of this Agreement or any of the other Transaction Documents, (ii) seek to prevent the issuance of the Notes or the consummation of any of the transactions contemplated by this Agreement or any of the other Transaction Documents, (iii) seek any determination or ruling that would materially and adversely affect the performance by the Bank of its obligations under this Agreement or any of the other Transaction Documents, or (iv) relate to the Bank that would materially and adversely affect the federal or Applicable Tax State income, excise, franchise or similar tax attributes of the Notes.

(f) Lien Filings. The Bank is not aware of any material judgment, ERISA or tax lien filings against the Bank.

SECTION 3.2 Representations and Warranties of the Bank Regarding the Purchased Assets. On the date hereof, the Bank hereby makes the following representations and warranties to the Depositor, on which the Depositor will be deemed to have relied in acquiring the Purchased Assets. Such representations and warranties will survive the conveyance of the Purchased Assets to the Depositor pursuant to this Agreement, the sale of the Purchased Assets to the Issuer under the Sale Agreement, and the Grant of the Purchased Assets and other collateral by the Issuer to the Indenture Trustee pursuant to the Indenture.

(a) The Receivables were selected using selection procedures that were not known or intended by the Bank to be adverse to the Issuer.

(b) The Receivables and the other Purchased Assets have been validly assigned by the Bank to the Depositor.

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(c) The information with respect to the Receivables transferred on the Closing Date as set forth in the Schedule of Receivables was true and correct in all material respects as of the Cut-Off Date.

(d) No Receivables are pledged, assigned, sold, subject to a security interest or otherwise conveyed other than pursuant to the Transaction Documents. The Bank has not authorized the filing of and is not aware of any financing statements against the Bank that includes a description of collateral covering any Receivable other than any financing statement relating to security interests granted under the Transaction Documents or that have been or, prior to the assignment of such Receivables hereunder, will be terminated, amended or released. This Agreement creates a valid and continuing security interest in the Receivables (other than the Related Security with respect thereto, to the extent that an ownership interest therein cannot be perfected by the filing of a financing statement) in favor of the Depositor which security interest is prior to all other Liens (other than Permitted Liens) and is enforceable as such against all other creditors of and purchasers and assignees from the Bank.

(e) The representations and warranties regarding creation, perfection and priority of security interests in the Purchased Assets, which are attached to this Agreement as Schedule I, are true and correct.

SECTION 3.3 Representations and Warranties of the Bank as to each Receivable. The Bank hereby makes the representations and warranties set forth on Schedule II as to the Receivables sold, transferred, assigned, set over and otherwise conveyed to the Depositor under this Agreement on which such representations and warranties the Depositor relies in acquiring the Receivables. Such representations and warranties shall survive the sale of the Purchased Assets by the Depositor to the Issuer under the Sale Agreement and the Grant of the Purchased Assets by the Issuer to the Indenture Trustee pursuant to the Indenture. Notwithstanding any statement to the contrary contained herein or in any other Transaction Document, the Bank shall not be required to notify any insurer with respect to any Insurance Policy obtained by an Obligor or to notify any Dealer about any aspect of the transaction contemplated by the Transaction Documents. The Bank hereby agrees that the Issuer shall have the right to enforce any and all rights under this Agreement assigned to the Issuer under the Sale Agreement, including the right to cause the Bank to repurchase any Receivable with respect to which it is in breach of any of its representation and warranties set forth in Schedule II, directly against the Bank as though the Issuer were a party to this Agreement, and the Issuer shall not be obligated to exercise any such rights indirectly through the Depositor.

SECTION 3.4 Repurchase upon Breach. Upon discovery by or notice to the Depositor or the Bank of a breach of any of the representations and warranties set forth in Section 3.3 with respect to any Receivable at the time such representations and warranties were made which materially and adversely affects the interests of the Issuer, the Noteholders or the Certificateholders, the party discovering such breach or receiving such notice shall give prompt written notice thereof to the other party; provided, that delivery of a Servicer’s Report which identifies the Receivables that are being or have been repurchased shall be deemed to constitute prompt notice of such breach; provided, further, that the failure to give such notice shall not affect any obligation of the Bank hereunder. If the breach materially and adversely affects the interests of the Issuer, the Noteholders or the Certificateholders, then the Bank shall either (a)

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correct or cure such breach or (b) repurchase such Receivable from the Depositor (or its assignee), in either case on or before the Payment Date following the end of the Collection Period which includes the sixtieth (60th) day (or, if the Bank elects, an earlier date) after the date that the Bank became aware or was notified of such breach. Any such breach or failure will be deemed not to have a material and adverse effect if such breach or failure does not affect the ability of the Depositor (or its assignee) to receive and retain timely payment in full on such Receivable. Any such purchase by the Bank shall be at a price equal to the Repurchase Price. In consideration for such repurchase, the Bank shall make (or shall cause to be made) a payment to the Depositor (or its assignee) equal to the Repurchase Price by depositing such amount into the Collection Account prior to 11:00 a.m., New York City time, on the date of such repurchase, if such repurchase date is not a Payment Date or, if such repurchase date is a Payment Date, then prior to the close of business on the Business Day prior to such repurchase date. Upon payment of such Repurchase Price by the Bank, the Depositor (or its assignee) shall release and shall execute and deliver such instruments of release, transfer or assignment, in each case without recourse or representation, as may be reasonably requested by the Bank to evidence such release, transfer or assignment or more effectively vest in the Bank or its designee any Receivable and the related Purchased Assets repurchased pursuant hereto. It is understood and agreed that the obligation of the Bank to purchase any Receivable as described above shall constitute the sole remedy respecting such breach available to the Depositor (or its assignee).

SECTION 3.5 Protection of Title.

(a) The Bank shall authorize and file such financing statements and cause to be authorized and filed such continuation and other statements, all in such manner and in such places as may be required by law fully to preserve, maintain and protect the interest of the Depositor under this Agreement in the Receivables (other than any Related Security with respect thereto, to the extent that the interest of the Depositor therein cannot be perfected by the filing of a financing statement). The Bank shall deliver (or cause to be delivered) to the Depositor file-stamped copies of, or filing receipts for, any document filed as provided above, as soon as available following such filing.

(b) The Bank shall notify the Depositor in writing within ten (10) days following the occurrence of (i) any change in the Bank’s organizational structure as a banking corporation, (ii) any change in the Bank’s “location” (within the meaning of Section 9-307 of the UCC) and (iii) any change in the Bank’s name, and shall take all action prior to making such change (or shall have made arrangements to take such action substantially simultaneously with such change, if it is not practicable to take such action in advance) reasonably necessary or advisable in the opinion of the Depositor to amend all previously filed financing statements or continuation statements described in paragraph (a) above. The Bank will at all times maintain its “location” within the United States.

(c) The Bank shall maintain (or shall cause the Servicer to maintain) its computer systems so that, from time to time after the conveyance under this Agreement of the Receivables, the master computer records (including any backup archives) that refer to a Receivable shall indicate clearly the interest of the Depositor (or any subsequent assignee of the Depositor) in such Receivable and that such Receivable is owned by such Person. Indication of such Person’s

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interest in a Receivable shall not be deleted from or modified on such computer systems until, and only until, the related Receivable shall have been paid in full or repurchased.

(d) If at any time the Bank shall propose to sell, grant a security interest in or otherwise transfer any interest in motor vehicle receivables to any prospective purchaser, lender or other transferee, the Bank shall give to such prospective purchaser, lender or other transferee computer tapes, records or printouts (including any restored from backup archives) that, if they shall refer in any manner whatsoever to any Receivable, shall indicate clearly that such Receivable has been sold and is owned by the Depositor (or any subsequent assignee of the Depositor).

SECTION 3.6 Other Liens or Interests. Except for the conveyances and grants of security interests pursuant to this Agreement and the other Transaction Documents, the Bank shall not sell, pledge, assign or transfer the Receivables or other property transferred to the Depositor to any other Person, or grant, create, incur, assume or suffer to exist any Lien (other than Permitted Liens) on any interest therein, and the Bank shall defend the right, title and interest of the Depositor in, to and under such Receivables or other property transferred to the Depositor against all claims of third parties claiming through or under the Bank.

SECTION 3.7 Official Record. So long as the Notes and the Certificates remain outstanding, this Agreement shall be treated as an official record of the Bank within the meaning of Section 13(e) of the Federal Deposit Insurance Act (12 U.S.C. Section 1823(e)).

SECTION 3.8 Merger or Consolidation of, or Assumption of the Obligations of, the Bank. Any Person (i) into which the Bank may be merged or converted or with which it may be consolidated, to which it may sell or transfer its business and assets as a whole or substantially as a whole, (ii) resulting from any merger, sale, transfer, conversion, or consolidation to which the Bank shall be a party, (iii) succeeding to the business of the Bank, or (iv) more than 50% of the voting stock or voting power and 50% or more of the economic equity of which is owned directly or indirectly by Huntington Bancshares Incorporated, which Person in any of the foregoing cases executes an agreement of assumption to perform every obligation of the Bank under this Agreement, will be the successor to the Bank under this Agreement without the execution or filing of any document or any further act on the part of any of the parties to this Agreement anything herein to the contrary notwithstanding. Notwithstanding the foregoing, if the Bank enters into any of the foregoing transactions and is not the surviving entity, the Bank will deliver to the Indenture Trustee and the Owner Trustee an Opinion of Counsel either (A) stating that, in the opinion of such counsel, all financing statements and continuation statements and amendments thereto have been executed and filed that are necessary to preserve and protect the interest of the Issuer and, if the Notes are Outstanding, the Indenture Trustee, respectively, in the Receivables, or (B) stating that, in the opinion of such counsel, no such action is necessary to preserve and protect such interest.

SECTION 3.9 Bank May Own Notes and Certificates. The Bank, and any Affiliate of the Bank, may in its individual or any other capacity become the owner or pledgee of Notes and Certificates with the same rights as it would have if it were not the Bank or an Affiliate thereof, except as otherwise expressly provided herein or in the other Transaction Documents. Except as set forth herein or in the other Transaction Documents, Notes and Certificates so

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owned by the Bank or any such Affiliate will have an equal and proportionate benefit under the provisions of this Agreement and the other Transaction Documents, without preference, priority, or distinction as among all of the Notes and Certificates.

SECTION 3.10 Compliance with the FDIC Rule. The Bank (i) shall perform the covenants set forth in Article XII of the Indenture applicable to it and (ii) shall facilitate compliance with Article XII of the Indenture by the Huntington Parties.

SECTION 3.11 Dispute Resolution.

(a) If the Depositor, the Issuer, the Owner Trustee (in its discretion or at the direction of a Certificateholder pursuant to the Trust Agreement) or the Indenture Trustee (in its discretion or at the direction of a Requesting Investor pursuant to Section 7.5 of the Indenture) (the “Requesting Party”) requests that the Bank repurchase any Receivable pursuant to Section 3.4 of this Agreement and the repurchase request has not been fulfilled or otherwise resolved to the reasonable satisfaction of the Requesting Party within 180 days of the receipt of notice of the request by Bank, the Requesting Party will have the right to refer the matter, at its discretion, to either mediation or arbitration pursuant to this Section 3.11; provided, however, that (i) if the Indenture Trustee declines to act in accordance with this Section 3.11 at the direction of a Noteholder or Note Owner due to the failure of such Noteholder or Note Owner to offer the Indenture Trustee reasonable security or indemnity satisfactory to the Indenture Trustee against the reasonable costs, expenses, disbursement, advances and liabilities that might be incurred by it, its agents and its counsel in connection with such act, such Noteholder or Note Owner shall be deemed to be a “Requesting Party” or (ii) if the Owner Trustee declines to act in accordance with this Section 3.11 at the direction of a Certificateholder due to the failure of such Certificateholder to offer the Owner Trustee reasonable security or indemnity satisfactory to the Owner Trustee against the reasonable costs, expenses, disbursement, advances and liabilities that might be incurred by it, its agents and its counsel in connection with such act, such Certificateholder shall be deemed to be a “Requesting Party.” If the Requesting Party is the Indenture Trustee or the Owner Trustee acting at the direction of a Noteholder, Note Owner or Certificateholder, as applicable, the Indenture Trustee or Owner Trustee, as applicable, as Requesting Party, will act solely at the direction of such Noteholder, Note Owner, or Certificateholder in making all decisions related to mediation or arbitration. The Bank will inform the Requesting Party in writing upon a determination by the Bank that a Receivable subject to a demand to repurchase will be repurchased and the monthly distribution report filed by the Depositor on Form 10-D for the Collection Period in which such Receivables were repurchased shall include disclosure of such repurchase. A failure of the Bank to inform the Requesting Party that a Receivable subject to a demand will be repurchased within 180 days of the receipt of notice of the request shall be deemed to be a determination by the Bank that no repurchase of that Receivable due to a breach of Section 3.4 of this Agreement is required. The monthly distribution report filed by the Depositor on Form 10-D for the Collection Period in which a repurchase demand is made and for each subsequent Collection Period until such repurchase demand is resolved or the related Receivable is repurchased, shall include disclosure regarding the date of the repurchase demand as well as the status of such repurchase demand for each applicable Receivable. If both the Owner Trustee (on behalf of one or more Certificateholders) and the Indenture Trustee (on behalf of one or more Noteholders or Note Owners) are Requesting Parties, then the Indenture Trustee as Requesting Party shall have the right to make the selection of mediation or arbitration.

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If more than one Noteholder or Note Owner has directed the Indenture Trustee in connection with a request to pursue dispute resolution pursuant to this Section 3.11, the Indenture Trustee shall act at the direction of the Noteholders or Note Owners, as applicable, holding a majority of the Note Balance of the Notes held by such directing Noteholders and/or Note Owners. If more than one Certificateholder has directed the Owner Trustee in connection with a request to pursue dispute resolution pursuant to this Section 3.11, the Owner Trustee shall act at the direction of the Certificateholders holding the majority of the voting interests of such directing Certificateholders. For the avoidance of doubt, neither the Indenture Trustee nor the Owner Trustee is required to, nor intends to, exercise discretion with respect to any action pursuant to this Section 3.11(a).

(b) The Requesting Party will provide notice in accordance with the provisions of Section 4.2 of its intention to refer the matter to mediation or arbitration, as applicable, to the Bank, with a copy to the Issuer, the Depositor, the Owner Trustee and the Indenture Trustee. The Bank agrees that it will participate in the resolution method selected by the Requesting Party. the Bank shall provide notice to the Depositor, the Issuer, the Owner Trustee, and the Indenture Trustee that the Bank has received a request to mediate or arbitrate a repurchase request. Upon receipt of such notice, the Depositor, the Issuer, the Owner Trustee (acting at the direction of a Certificateholder), and the Indenture Trustee (acting at the direction of a Noteholder or Note Owner) shall advise the Requesting Party and the Bank of an intent to join in the mediation or arbitration, which shall result in their being joined as a Requesting Party in the proceeding. A Requesting Party may not initiate a mediation or arbitration pursuant to this Section 3.11 with respect to a Receivable that is, or has been, the subject of an ongoing or previous mediation or arbitration (whether by that Requesting Party or another Requesting Party) but will have the right, subject to a determination by the parties to the existing mediation or arbitration that such joinder would not prejudice the rights of the participants to such existing mediation or arbitration or unduly delay such proceeding, to join an existing mediation or arbitration with respect to that Receivable if the mediation or arbitration has not yet concluded. In the case of any such joinder, if the initial Requesting Party is (i) the Indenture Trustee (on behalf of one or more Noteholders or Note Owners), any decisions related to the mediation or arbitration will be made by the Indenture Trustee at the written direction of the Requesting Investor holding a majority of the Note Balance of all of the Notes held by such directing Noteholders and/or Note Owners, and (ii) the Owner Trustee (on behalf of one or more Certificateholders), any decisions related to the mediation or arbitration will be made by the Owner Trustee on behalf of the Certificateholders holding the majority of the voting interests of the directing Certificateholders.

(c) If the Requesting Party selects mediation as the resolution method, the following provisions will apply:

(i) The mediation will be administered by a nationally recognized arbitration and mediation association selected by the Requesting Party pursuant to such association’s mediation procedures in effect at such time.

(ii) The fees and expenses of the mediation will be allocated as mutually agreed by the parties as part of the mediation.

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(iii) The mediator will be impartial, knowledgeable about and experienced with the laws of the State of New York that are relevant to the repurchase dispute and will be appointed from a list of neutrals maintained by the American Arbitration Association (the “AAA”).

(d) If the Requesting Party selects arbitration as the resolution method, the following provisions will apply:

(i) The arbitration will be administered by a nationally recognized arbitration and mediation association jointly selected by the parties, and if the parties are unable to agree on an association, by the AAA, and conducted pursuant to such association’s arbitration procedures in effect at such time.

(ii) The arbitrator will be impartial, knowledgeable about and experienced with the laws of the State of New York that are relevant to the dispute hereunder and will be appointed from a list of neutrals maintained by AAA.

(iii) The arbitrator will make its final determination no later than 90 days after appointment or as soon as practicable thereafter. The arbitrator will resolve the dispute in accordance with the terms of this Agreement, and may not modify or change this Agreement in any way. The arbitrator will not have the power to award punitive damages or consequential damages in any arbitration conducted by it, and the Bank shall not be required to pay more than the applicable Repurchase Price with respect to any receivable which the Bank is required to repurchase under the terms of this Agreement or this Agreement, as applicable. In its final determination, the arbitrator will determine and award the costs of the arbitration (including the fees of the arbitrator, cost of any record or transcript of the arbitration, and administrative fees) and reasonable attorneys’ fees to the parties as determined by the arbitrator in its reasonable discretion. The determination of the arbitrator will be in writing and counterpart copies will be promptly delivered to the parties. The determination may be enforced in any court of competent jurisdiction.

(iv) No person may bring a putative or certified class action to arbitration.

(e) The following provisions will apply to both mediations and arbitrations:

(i) Any mediation or arbitration will be held in New York, New York or such other location mutually agreed to by the Requesting Party and the Bank;

(ii) Notwithstanding this dispute resolution provision, the parties will have the right to seek provisional relief from a competent court of law, including a temporary restraining order, preliminary injunction or attachment order, provided such relief would otherwise be available by law; and

(iii) The details and/or existence of any unfulfilled repurchase request, any meetings or discussions regarding any unfulfilled repurchase request, mediations or arbitration proceedings conducted under this Section 3.11, including all offers, promises, conduct and statements, whether oral or written, made in the course of the parties’ attempt to resolve an unfulfilled repurchase request, any information exchanged in connection

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with any mediation, and any discovery taken in connection with any arbitration (collectively, “Confidential Information”), shall be and remain confidential and inadmissible (except disclosures required by applicable law) for any purpose, including impeachment, in any mediation, arbitration or litigation, or other proceeding (including any proceeding under this Section 3.11) other than as required to be disclosed in accordance with applicable law, regulatory requirements, or court order or to the extent that the Bank, in its sole discretion, elects to disclose such information. Such information will be kept strictly confidential and will not be disclosed or discussed with any third party, except that a party may disclose such information to its own attorneys, experts, accountants and other agents and representatives (collectively “Representatives”), as reasonably required in connection with any resolution procedure under this Section 3.11, and to the Asset Representations Reviewer, if an Asset Review has been conducted, if the disclosing party (a) directs such Representatives to keep the information confidential, (b) is responsible for any disclosure by its Representatives of such information and (c) takes at its sole expense all reasonable measures to restrain such Representatives from disclosing such information. If any party receives a subpoena or other request for information from a third party (other than a governmental regulatory body) for Confidential Information, the recipient will promptly notify the other party and will provide the other party with the opportunity to object to the production of its Confidential Information or seek other appropriate protective remedies, consistent with the applicable requirements of law and regulation. If, in the absence of a protective order, such party or any of its representatives are compelled as a matter of law, regulation, legal process or by regulatory authority to disclose any portion of the Confidential Information, such party may disclose to the party compelling disclosure only the part of such Confidential Information that is required to be disclosed. For the avoidance of doubt, if the Indenture Trustee is the Requesting Party, the Indenture Trustee may disclose Confidential Information with respect to an Asset Review to the Requesting Investor which directed the Indenture Trustee in connection with such Asset Review.

SECTION 3.12 Cooperation with Voting. Each of the Bank and the Depositor hereby acknowledges and agrees that it shall cooperate with the Indenture Trustee to facilitate any vote by the Instituting Noteholders pursuant to the terms of Section 7.6 of the Indenture.

ARTICLE IV

MISCELLANEOUS

SECTION 4.1 Transfers Intended as Sale; Security Interest.

(a) Each of the parties hereto expressly intends and agrees that the transfers contemplated and effected under this Agreement are complete and absolute sales, transfers and assignments rather than pledges or assignments of only a security interest and shall be given effect as such for all purposes. It is further the intention of the parties hereto that the Receivables and related Purchased Assets shall not be part of the Bank’s estate in the event of a bankruptcy or insolvency of the Bank. The sales and transfers by the Bank of the Receivables and the related Purchased Assets hereunder are and shall be without recourse to, or representation or warranty (express or implied) by, the Bank, except as otherwise specifically provided herein. The limited

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rights of recourse specified herein against the Bank are intended to provide a remedy for breach of representations and warranties relating to the condition of the property sold, rather than to the collectibility of the Receivables.

(b) Notwithstanding the foregoing, in the event that the Receivables and other Purchased Assets are held to be property of the Bank, or if for any reason this Agreement is held or deemed to create indebtedness or a security interest in the Receivables and other Purchased Assets, then it is intended that:

(i) This Agreement shall be deemed to be a security agreement within the meaning of Articles 8 and 9 of the New York UCC and the UCC of any other applicable jurisdiction;

(ii) The conveyance provided for in Section 2.1 shall be deemed to be a grant by the Bank of, and the Bank hereby grants to the Depositor, a security interest in all of its right (including the power to convey title thereto), title and interest, whether now owned or hereafter acquired, in and to the Receivables and other Purchased Assets, to secure such indebtedness and the performance of the obligations of the Bank hereunder;

(iii) The possession by the Depositor or its agent of the Receivable Files and any other property that constitute instruments, money, negotiable documents or chattel paper shall be deemed to be “possession by the secured party” or possession by the Depositor or a Person designated by the Depositor, for purposes of perfecting the security interest pursuant to the New York UCC and the UCC of any other applicable jurisdiction; and

(iv) Notifications to Persons holding such property, and acknowledgments, receipts or confirmations from Persons holding such property, shall be deemed to be notifications to, or acknowledgments, receipts or confirmations from, bailees or agents (as applicable) of the Depositor for the purpose of perfecting such security interest under applicable law.

SECTION 4.2 Notices, Etc. All demands, notices and communications hereunder shall be in writing and shall be delivered or mailed by registered or certified first-class United States mail, postage prepaid, hand delivery, prepaid courier service, or by facsimile or e-mail (if an applicable facsimile number or e-mail address is provided on Schedule I to the Sale Agreement), and addressed in each case as specified on Schedule I to the Sale Agreement, or at such other address as shall be designated by any of the specified addressees in a written notice to the other parties hereto. Any notice required or permitted to be mailed to a Noteholder or Certificateholder shall be given by first class mail, postage prepaid, at the address of such Noteholder or Certificateholder as shown in the Note Register. Delivery shall occur only upon receipt or reported tender of such communication by an officer of the recipient entitled to receive such notices located at the address of such recipient for notices hereunder; provided, however, that any notice to a Noteholder or Certificateholder mailed within the time and manner prescribed in this Agreement shall be conclusively presumed to have been duly given, whether or not the Noteholder or Certificateholder shall receive such notice.

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SECTION 4.3 Choice of Law. THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE INTERNAL, SUBSTANTIVE LAWS OF THE STATE OF NEW YORK WITHOUT REFERENCE TO THE RULES THEREOF RELATING TO CONFLICTS OF LAW, OTHER THAN SECTIONS 5-1401 AND 5-1402 OF THE NEW YORK GENERAL OBLIGATIONS LAW, AND THE OBLIGATIONS, RIGHTS AND REMEDIES OF THE PARTIES HEREUNDER SHALL BE DETERMINED IN ACCORDANCE WITH SUCH LAWS.

SECTION 4.4 Headings. The section headings hereof have been inserted for convenience only and shall not be construed to affect the meaning, construction or effect of this Agreement.

SECTION 4.5 Counterparts. This Agreement may be executed in any number of counterparts, each of which so executed shall be deemed to be an original, regardless of whether delivered in physical or electronic form, but all of such counterparts shall together constitute but one and the same instrument.

SECTION 4.6 Amendment.

(a) Any term or provision of this Agreement may be amended by the Bank and the Depositor without the consent of the Indenture Trustee, the Issuer, any Noteholder, the Owner Trustee or any other Person subject to the satisfaction of one of the following conditions:

(i) The Bank or the Depositor delivers an Opinion of Counsel or an Officer’s Certificate to the Indenture Trustee to the effect that such amendment will not materially and adversely affect the interests of the Noteholders; or

(ii) The Rating Agency Condition is satisfied with respect to such amendment and the Bank or the Depositor notifies the Indenture Trustee in writing that the Rating Agency Condition is satisfied with respect to such amendment.

(b) This Agreement may also be amended from time to time by the Bank and the Depositor, with the consent of the Holders of Notes evidencing not less than a majority of the Outstanding Note Balance of the Controlling Class, for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of this Agreement or of modifying in any manner the rights of the Noteholders or the Certificateholders. It will not be necessary for the consent of Noteholders or Certificateholders to approve the particular form of any proposed amendment or consent, but it will be sufficient if such consent approves the substance thereof. The manner of obtaining such consents (and any other consents of Noteholders and Certificateholders provided for in this Agreement) and of evidencing the authorization of the execution thereof by Noteholders and Certificateholders will be subject to such reasonable requirements as the Indenture Trustee and Owner Trustee may prescribe, including the establishment of record dates pursuant to the Depository Agreement.

(c) Prior to the execution of any amendment pursuant to this Section 4.6, the Bank or the Depositor shall provide written notification of the substance of such amendment to each Rating Agency; and promptly after the execution of any such amendment, the Bank or the Depositor shall furnish a copy of such amendment to each Rating Agency, the Issuer and the

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Indenture Trustee; provided, that no amendment pursuant to this Section 4.6 shall be effective which materially and adversely affects the rights, protections or duties of the Indenture Trustee or the Owner Trustee without the prior written consent of such Person.

(d) Prior to the execution of any amendment to this Agreement, the Owner Trustee and the Indenture Trustee shall be entitled to receive and conclusively rely upon an Opinion of Counsel stating that the execution of such amendment is authorized or permitted by this Agreement and an Officer’s Certificate from the Depositor or the Administrator that all conditions precedent to the execution and delivery of such amendment have been satisfied. The Owner Trustee and the Indenture Trustee may, but shall not be obligated to, enter into any such amendment which materially and adversely affects the Owner Trustee’s or the Indenture Trustee’s, as applicable, own rights, privileges, indemnities, duties or obligations under this Agreement, the Transaction Documents or otherwise.

(e) Notwithstanding subsections (a) and (b) of this Section 4.6, this Agreement may only be amended by the Bank and the Depositor if (i) the Majority Certificateholders consent to such amendment or (ii) such amendment shall not, as evidenced by an Officer’s Certificate of the Bank or the Depositor or an Opinion of Counsel delivered to the Indenture Trustee and the Owner Trustee, materially and adversely affect the interests of the Certificateholders.

(f) Notwithstanding anything herein to the contrary, for purposes of classifying the Issuer as a grantor trust under the Code, no amendment shall be made to this Agreement that would (i) result in a variation of the investment of the beneficial owners of the Certificates for purposes of the United States Treasury Regulation section 301.7701-4(c) without the consent of Noteholders evidencing at least a majority of the Outstanding Note Balance of the Controlling Class and the Majority Certificateholders or (ii) cause the Issuer (or any part thereof) to be classified as other than a grantor trust under subtitle A, chapter 1, subchapter J, part I, subpart E of the Code without the consent of all of the Noteholders and all of the Certificateholders.

SECTION 4.7 Waivers. No failure or delay on the part of the Depositor, the Servicer, the Bank, the Issuer or the Indenture Trustee in exercising any power or right hereunder (to the extent such Person has any power or right hereunder) shall operate as a waiver thereof, nor shall any single or partial exercise of any such power or right preclude any other or further exercise thereof or the exercise of any other power or right. No notice to or demand on the Depositor or the Bank in any case shall entitle it to any notice or demand in similar or other circumstances. No waiver or approval by either party under this Agreement shall, except as may otherwise be stated in such waiver or approval, be applicable to subsequent transactions. No waiver or approval under this Agreement shall require any similar or dissimilar waiver or approval thereafter to be granted hereunder.

SECTION 4.8 Entire Agreement. The Transaction Documents contain a final and complete integration of all prior expressions by the parties hereto with respect to the subject matter thereof and shall constitute the entire agreement among the parties hereto with respect to the subject matter thereof, superseding all prior oral or written understandings. There are no unwritten agreements among the parties.

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SECTION 4.9 Severability of Provisions. If any one or more of the covenants, agreements, provisions or terms of this Agreement shall be for any reason whatsoever held invalid, then such covenants, agreements, provisions or terms shall be deemed severable from the remaining covenants, agreements, provisions or terms of this Agreement and shall in no way affect the validity or enforceability of the other provisions of this Agreement.

SECTION 4.10 Binding Effect. This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and permitted assigns. This Agreement shall create and constitute the continuing obligations of the parties hereto in accordance with its terms, and shall remain in full force and effect until such time as the parties hereto shall agree.

SECTION 4.11 Acknowledgment and Agreement. By execution below, the Bank expressly acknowledges and consents to the sale of the Purchased Assets and the assignment of all rights and obligations of the Bank related thereto by the Depositor to the Issuer pursuant to the Sale Agreement and the Grant of a security interest in the Receivables and the other Purchased Assets by the Issuer to the Indenture Trustee pursuant to the Indenture for the benefit of the Noteholders. In addition, the Bank hereby acknowledges and agrees that for so long as the Notes are outstanding, the Indenture Trustee will have the right to exercise all powers, privileges and claims of the Depositor under this Agreement in the event that the Depositor shall fail to exercise the same.

SECTION 4.12 Cumulative Remedies. The remedies herein provided are cumulative and not exclusive of any remedies provided by law.

SECTION 4.13 Nonpetition Covenant. Each party hereto agrees that, prior to the date which is one year and one day after payment in full of all obligations of each Bankruptcy Remote Party in respect of all securities issued by any Bankruptcy Remote Party (i) such party shall not authorize any Bankruptcy Remote Party to commence a voluntary winding-up or other voluntary case or other Proceeding seeking liquidation, reorganization or other relief with respect to such Bankruptcy Remote Party or its debts under any bankruptcy, insolvency or other similar law now or hereafter in effect in any jurisdiction or seeking the appointment of an administrator, a trustee, receiver, liquidator, custodian or other similar official with respect to such Bankruptcy Remote Party or any substantial part of its property or to consent to any such relief or to the appointment of or taking possession by any such official in an involuntary case or other Proceeding commenced against such Bankruptcy Remote Party, or to make a general assignment for the benefit of its creditors generally, any party hereto or any other creditor of such Bankruptcy Remote Party, and (ii) such party shall not commence or join with any other Person in commencing any Proceeding against such Bankruptcy Remote Party under any bankruptcy, reorganization, liquidation or insolvency law or statute now or hereafter in effect in any jurisdiction. This Section shall survive the termination of this Agreement.

SECTION 4.14 Submission to Jurisdiction; Waiver of Jury Trial. Each of the parties hereto hereby irrevocably and unconditionally:

(a) submits for itself and its property in any Proceeding relating to this Agreement or any documents executed and delivered in connection herewith, or for recognition and

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enforcement of any judgment in respect thereof, to the nonexclusive general jurisdiction of the courts of the State of New York, the courts of the United States of America for the Southern District of New York and appellate courts from any thereof;

(b) consents that any such Proceeding may be brought in such courts and waives any objection that it may now or hereafter have to the venue of such Proceeding in any such court or that such Proceeding was brought in an inconvenient court and agrees not to plead or claim the same;

(c) agrees that service of process in any such Proceeding may be effected by mailing a copy thereof by registered or certified mail (or any substantially similar form of mail), postage prepaid, to such Person at its address determined in accordance with Section 4.2 of this Agreement;

(d) agrees that nothing herein shall affect the right to effect service of process in any other manner permitted by law or shall limit the right to sue in any other jurisdiction; and

(e) to the extent permitted by applicable law, each party hereto irrevocably waives all right of trial by jury in any Proceeding or counterclaim based on, or arising out of, under or in connection with this Agreement, any other Transaction Document, or any matter arising hereunder or thereunder.

SECTION 4.15 Not Applicable to the Bank in Other Capacities. Nothing in this Agreement shall affect any obligation the Bank may have in any other capacity.

SECTION 4.16 Third-Party Beneficiaries. This Agreement shall inure to the benefit of and be binding upon the parties hereto and their respective successors and permitted assigns and each of the Issuer and the Indenture Trustee shall be an express third-party beneficiary hereof and may enforce the provisions hereof as if it were a party hereto. Except as otherwise provided in this Section, no other Person will have any right hereunder.

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IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the day and year first written above.

THE HUNTINGTON NATIONAL BANK

By:
Name:
Title:

HUNTINGTON FUNDING, LLC

By:
Name:
Title:

S-1	Receivables Sale Agreement

EXHIBIT A

FORM OF

ASSIGNMENT PURSUANT TO RECEIVABLES SALE AGREEMENT

[            ], 20[     ]

For value received, in accordance with the Receivables Sale Agreement, dated as of [            ], 20[     ] (the “Agreement”), between The Huntington National Bank (the “Bank”), and Huntington Funding, LLC, a Delaware limited liability company (the “Depositor”), on the terms and subject to the conditions set forth in the Agreement, the Bank does hereby transfer, assign, set over, sell and otherwise convey to the Depositor without recourse (subject to the obligations in the Agreement) on the Closing Date, all of its right, title, interest, claims and demands in, to and under the Receivables set forth on the schedule of Receivables delivered by the Bank to the Depositor on the date hereof, the Collections after the Cut-Off Date, the Receivable Files and the Related Security relating thereto.

The foregoing sale does not constitute and is not intended to result in an assumption by the Depositor of any obligation of the undersigned to the Obligors, the Dealers, insurers or any other Person in connection with the Receivables, or the other assets and properties conveyed hereunder or any agreement, document or instrument related thereto.

This assignment is made pursuant to and upon the representations, warranties and agreements on the part of the undersigned contained in the Agreement and is governed by the Agreement.

Capitalized terms used herein and not otherwise defined shall have the respective meanings assigned to them in the Agreement or, if not defined in the Agreement, in Appendix A to the Sale Agreement, dated as of [            ], 20[     ], between Huntington Auto Trust 20[     ]-[     ] and the Depositor.

[Remainder of page intentionally left blank]

A-1	Receivables Sale Agreement

IN WITNESS WHEREOF, the undersigned has caused this assignment to be duly executed as of the date first above written.

THE HUNTINGTON NATIONAL BANK

By:
Name:
Title:

A-2	Receivables Sale Agreement

SCHEDULE I

PERFECTION REPRESENTATIONS, WARRANTIES AND COVENANTS

In addition to the representations, warranties and covenants contained in the Agreement, the Bank hereby represents, warrants, and covenants to the Depositor as follows on the Closing Date:

General

1. This Agreement creates a valid and continuing security interest (as defined in the applicable UCC) in the Receivables and the other Purchased Assets in favor of the Depositor, which security interest is prior to all other Liens, and is enforceable as such against creditors of and purchasers from the Bank.

2. The Receivables constitute “chattel paper” (including “electronic chattel paper” or “tangible chattel paper”), “accounts”, “instruments”, “promissory notes”, “payment intangibles” or “general intangibles”, within the meaning of the applicable UCC.

3. Immediately prior to the sale, transfer, contribution, assignment and/or conveyance of a Receivable, such Receivable is secured by a first priority validly perfected and enforceable security interest in the related Financed Vehicle in favor of the Originator (or its assignee), as secured party, or all necessary actions with respect to such Receivable have been taken or will be taken to perfect a first priority security interest in the related Financed Vehicle in favor of the Originator (or its assignee), as secured party, subject, as to enforcement, to applicable bankruptcy, insolvency, reorganization, liquidation or other similar laws and equitable principles relating to or affecting the enforcement of creditors’ rights generally.

Creation

4. Immediately prior to the sale, transfer, contribution, assignment and/or conveyance of a Receivable by the Bank to the Depositor, the Bank owned and had good and marketable title to such Receivable free and clear of any Lien (other than any Liens in favor of the Depositor) and immediately after the sale, transfer, assignment and conveyance of such Receivable to the Depositor, the Depositor will have good and marketable title to such Receivable free and clear of any Lien.

5. The Bank has received all consents and approvals to the sale of the Receivables hereunder to the Depositor required by the terms of the Receivables that constitute instruments.

Perfection

6. The Bank has submitted or will have caused to be submitted, on the effective date of this Agreement, the filing of all appropriate financing statements in the proper filing office in the appropriate jurisdictions under applicable law in order to perfect the sale of the Receivables from the Bank to the Depositor and the security interest in the Receivables granted to the Depositor hereunder; and the Servicer, in its capacity as custodian, has in its possession the original copies of such instruments or tangible chattel paper that constitute or evidence the

Schedule I-1	Receivables Sale Agreement

Receivables, and all financing statements referred to in this paragraph contain a statement that: “A purchase of or security interest in any collateral described in this financing statement will violate the rights of the Secured Party/Purchaser.”

7. With respect to Receivables that constitute an instrument or tangible chattel paper, either:

a.	All original executed copies of each such instrument or tangible chattel paper have been delivered to the Indenture Trustee, as pledgee of the Issuer; or

b.	Such instruments or tangible chattel paper are in the possession of the Servicer and the Indenture Trustee has received a written acknowledgment from the Servicer that the Servicer (in its capacity as custodian) is holding such instruments or tangible chattel paper solely on behalf and for the benefit of the Indenture Trustee, as pledgee of the Issuer; or

c.	The Servicer received possession of such instruments or tangible chattel paper after the Indenture Trustee received a written acknowledgment from the Servicer that the Servicer is acting solely as agent of the Indenture Trustee, as pledgee of the Issuer.

Priority

8. The Bank has not authorized the filing of, and is not aware of any financing statements against the Bank that include a description of collateral covering the Receivables other than any financing statement (i) relating to the conveyance of the Receivables by the Bank to the Depositor under the Receivables Sale Agreement, (ii) relating to the conveyance of the Receivables by the Depositor to the Issuer under the Sale Agreement, (iii) relating to the security interest granted to the Indenture Trustee under the Indenture or (iv) that has been terminated.

9. The Bank is not aware of any material judgment, ERISA or tax lien filings against the Bank.

10. Neither the Bank nor a custodian or vaulting agent thereof holding any Receivable that is electronic chattel paper has communicated an “authoritative copy” (as such term is used in Section 9-105 of the UCC) of any loan agreement that constitutes or evidences such Receivable to any Person other than the Servicer.

11. None of the instruments, electronic chattel paper or tangible chattel paper that constitutes or evidences the Receivables has any marks or notations indicating that they have been pledged, assigned or otherwise conveyed to any Person other than the Depositor, the Issuer or the Indenture Trustee.

Survival of Perfection Representations

12. Notwithstanding any other provision of this Agreement or any other Transaction Document, the perfection representations, warranties and covenants contained in this Schedule I

Schedule I-2	Receivables Sale Agreement

shall be continuing, and remain in full force and effect until such time as all obligations under the Transaction Documents and the Notes have been finally and fully paid and performed.

No Waiver

13. The Bank shall provide the Rating Agencies with prompt written notice of any material breach of the perfection representations, warranties and covenants contained in this Schedule I, and shall not, without satisfying the Rating Agency Condition, waive a breach of any of such perfection representations, warranties or covenants.

Schedule I-3	Receivables Sale Agreement

SCHEDULE II

REPRESENTATIONS AND WARRANTIES

WITH RESPECT TO THE RECEIVABLES

(a)	Characteristics of Receivables. As of the Cut-Off Date (or such other date as may be specifically set forth below), each Receivable:

(i) has been fully and properly executed or electronically authenticated by the Obligor thereto;

(ii) either (A) has been originated by a Dealer to finance the retail sale by that Dealer of the related Financed Vehicle and has been purchased by the Bank in accordance with the terms of a dealer agreement between the Bank and that Dealer or (B) has been originated by the Bank [through a Dealer];

(iii) as of the Closing Date, is secured by a first priority validly perfected security interest in the Financed Vehicle in favor of the Originator, as secured party, or all necessary actions have been commenced that would result in a first priority security interest in the Financed Vehicle in favor of the Originator, as secured party;

(iv) contains customary and enforceable provisions such that the rights and remedies of the holder thereof are adequate for realization against the collateral of the benefits of the security;

(v) provided, at origination, for level monthly payments which fully amortize the initial Principal Balance over the original term; provided, that the amount of the first or last scheduled payment may be different from the level payment but in no event more than three times the level monthly payment;

(vi) provides for interest at the Contract Rate specified in the Schedule of Receivables;

(vii) was originated in the United States;

(viii) is secured by a new or used automobile, light-duty truck or van;

(ix) has a Contract Rate of at least [    ]%;

(x) had an original term to maturity of not more than [    ] months and each Receivable has a remaining term to maturity, as of the Cut-Off Date, of not more than [    ] months and not less than [    ] months;

(xi) has an Outstanding Principal Balance of at least $[        ];

(xii) has a final scheduled payment due on or before [    ];

Schedule II-1	Receivables Sale Agreement

(xiii) was not more than 30 days past due as of the Cut-Off Date;

(xiv) was not noted in the records of the Servicer as being the subject of any bankruptcy or insolvency Proceeding;

(xv) is a Simple Interest Receivable; and

(xvi) provides that a prepayment by the related Obligor will fully pay the Principal Balance and accrued interest through the date of prepayment based on the Receivable’s Contract Rate.

(b)	Compliance with Law. The Receivable complied at the time it was originated or made in all material respects with all requirements of applicable federal, state and local laws, and regulations thereunder.

(c)	Binding Obligation. The Receivable constitutes the legal, valid and binding payment obligation in writing of the Obligor, enforceable by the holder thereof in accordance with its terms, except (i) as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, liquidation or other similar laws and equitable principles relating to or affecting the enforcement of creditors’ rights generally and (ii) as such Receivable may be modified by the application after the Cut-Off Date of the Servicemembers Civil Relief Act, as amended, to the extent applicable to the related Obligor.

(d)	Receivable in Force. The Receivable has not been satisfied, subordinated or rescinded nor has the related Financed Vehicle been released from the lien of such Receivable in whole or in part.

(e)	No Default; No Waivers. Except for payment delinquencies continuing for a period of not more than 30 days as of the Cut-Off Date, the records of the Servicer did not disclose that any default, breach, violation or event permitting acceleration under the terms of the Receivable existed as of the Cut-Off Date.

(f)	Insurance. The Receivable requires that the Obligor thereunder obtain physical damage insurance covering the related Financed Vehicle.

(g)	No Government Obligor. The Obligor on the Receivable is not the United States of America or any state thereof or any local government, or any agency, department, political subdivision or instrumentality of the United States of America or any state thereof or any local government.

(h)	Assignment. No Receivable has been originated in, or is subject to the laws of, any jurisdiction under which the sale, transfer, assignment, contribution, conveyance or pledge of such Receivable would be unlawful, void, or voidable.

(i)

Good Title. As of the Closing Date and immediately prior to the sale and transfer contemplated in the Sale Agreement, the Seller had good and marketable title to and was the sole owner of each Receivable free and clear of all Liens (except any Lien which will

Schedule II-2	Receivables Sale Agreement

be released prior to assignment of such Receivable thereunder), and, immediately upon the sale and transfer thereof, the Issuer will have good and marketable title to each Receivable, free and clear of all Liens (other than Permitted Liens).

(j)	Characterization of Receivables. Each Receivable constitutes either “chattel paper,” an “account,” an “instrument,” or a “general intangible,” each as defined in the UCC.

(k)	One Original. There is only one executed original of the Contract (within the meaning of the UCC) related to each Receivable.

(l)	No Defenses. The records of the Servicer do not reflect any facts which would give rise to any right of rescission, offset, claim, counterclaim or defense with respect to such Receivable or the same being asserted or threatened with respect to such Receivable.

Schedule II-3	Receivables Sale Agreement